UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

RealSource Residential, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

2089 East Fort Union Boulevard, Salt Lake City, Utah 84121
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2018 (the “Closing Date”), following the closing of the transactions contemplated by the Control Purchase Agreement (as defined below), RealSource Residential, Inc., a Nevada corporation (the “Company”), entered into a Series A Preferred Stock Purchase Agreement dated as of the Closing Date (the “Preferred Purchase Agreement”) with M1 Advisors, LLC, a Delaware limited liability company controlled by Michael Campbell, the Company’s Chief Executive Officer and a director of the Company at such time (“M1 Advisors”), Piers Cooper, the Company’s President and a director of the Company at such time, the members of RealSource Acquisition Group, LLC, a Utah limited liability company (“RealSource Acquisition”), and the other investors who were signatories thereto (collectively, the Purchasers”).  Pursuant to the Preferred Purchase Agreement, the Purchasers purchased from the Company an aggregate of 15,600,544 shares (the “Shares”) of Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), for an aggregate purchase price of $15,600.54, or $0.001 per share. Of the Shares purchased, 9,320,414 shares were purchased by M1 Advisors, 4,674,330 shares were purchased by Mr. Cooper and an aggregate of 1,195,000 shares were purchased by the members of RealSource Acquisition or their assigns.  As described further below, each share of Series A Preferred Stock is automatically convertible into one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, subject to certain conditions.

Immediately following the issuance of the Shares pursuant to the Preferred Purchase Agreement, an aggregate of 15,600,544 shares of Preferred Stock and 628,817 shares of Common Stock was issued and outstanding. At such time, the shares of Series A Preferred Stock and Common Stock owned by M1 Advisors represented approximately 60.14% of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis and the shares of Series A Preferred Stock owned by Mr. Cooper represented approximately 28.80% of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis. The shares of Series A Preferred Stock acquired by M1 Advisors were purchased with funds that M1 Advisors borrowed from another entity controlled by Mr. Campbell.

The foregoing description of the terms of the Preferred  Purchase Agreement is qualified in its entirety by reference to the provisions of the Preferred Purchase Agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information described in Item 1.01 of this Current Report is hereby incorporated herein by reference.

In connection with the transactions described in Item 1.01, the Company agreed to issue the shares of Series A Preferred Stock described therein. Such issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, on the basis that the issuances did not involve a public offering.

Item 5.01	Changes in Control of Registrant.

On May 16, 2018, certain majority stockholders of the Company, including certain former directors and officers of the Company, entered into a stock purchase agreement dated May 16, 2018 (the “Control Purchase Agreement”) with RealSource Acquisition, whereby RealSource Acquisition agreed to purchase an aggregate of 11,006,356 shares (440,256 shares after giving effect to the Reverse Stock Split, as defined below) (the “Control Shares”) of the Company’s issued and outstanding shares of Common Stock for an aggregate purchase price of $180,000.  Immediately prior to the closing under the Control Purchase Agreement on the Closing Date, RealSource Acquisition assigned its rights under the Control Purchase Agreement to M1 Advisors pursuant to a Purchase Agreement and Assignment and Assumption of Contract Rights dated as of August 28, 2018 between RealSource Acquisition and M1 Advisors. M1 Advisors paid RealSource Acquisition $80,000 as consideration for such assignment.

On the Closing Date, prior to the authorization, execution and delivery of the Preferred Purchase Agreement, M1 Advisors acquired the Control Shares at the closing under the Control Purchase Agreement. As the Control Shares purchased by M1 Advisors under the Control Purchase Agreement represented approximately 70% of the issued and outstanding shares of capital stock of the Company at the time of the closing of the transactions contemplated by the Control Purchase Agreement, such purchase resulted in a change of control of the Company.

Effective at the time of the closing of the transactions contemplated by the Control Purchase Agreement, and in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”) and the requirements of the Control Purchase Agreement, (a) each of Michael S. Anderson, Nathan W. Hanks and V. Kelly Randall resigned as directors of the Company, (b) Michael Campbell, the sole member of M1 Advisors, and Piers Cooper were elected to the Board of Directors of the Company, and (c) Mr. Hanks also resigned as President and Chief Executive Officer of the Company, Mr. Randall also resigned as Chief Operating Office and Chief Financial Officer of the Company, Mr. Campbell was appointed the Chief Executive Officer of the Company and Piers Cooper was appointed President of the Company.

1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the transactions contemplated by the Control Purchase Agreement, each of Michael S. Anderson, Nathan W. Hanks and V. Kelly Randall resigned as a director of the Company and Michael Campbell, the sole member of M1 Advisors, and Piers Cooper were elected to the Board of Directors of the Company to fill two of the vacancies created by such resignations.  Each of Mr. Campbell and Mr. Cooper will serve on the Board until the next annual meeting of stockholders of the Company at which  directors are elected, at which time each is expected to stand for re-election.

On the Closing Date, in connection with the transactions contemplated by the Control Purchase Agreement, Nathan W. Hanks also resigned as President and Chief Executive Officer of the Company and V. Kelly Randall also resigned as Chief Operating Officer, Chief Financial Officer and Secretary of the Company. Following such resignations, the Board of Directors appointed Michael Campbell as Chief Executive Officer of the Company and Piers Cooper as President of the Company. Biographical information regarding Messrs. Campbell and Cooper is set forth below:

Michael Campbell, 62 years old, has been the managing director of M1 Advisors for the last 18 years. M1 Advisors is a business advisory and consulting firm that has engineered, orchestrated and provided support and services to numerous private-to-public transitions, debt and equity financings and hyper-organic-growth and consolidation strategies in a wide range of industries. In addition, from December 2011 to February 2017, Mr. Campbell was the Chief Executive Officer and a director of NXChain, Inc., a publicly-traded start-up shell company in the cryptocurrency business that was a successor to AgriVest Americas Inc., a publicly-traded start-up shell company that sought to acquire cattle ranches in Brazil for conversion to soybean farms. Mr. Campbell spent the first 20 years of his career in the high-tech industry creating and operating various companies that included a computer retailing operation, data-storage peripheral company with three computer disk-drive manufacturing companies through joint ventures with the Russian, Chinese and Spanish governments, a specialized call-center company for telco broadband provisioning and an online broadband services ordering and order aggregation company with the Regional Bell Operating Companies.

Piers Cooper, 58 years old, has spent the majority of the last 18 years as a venture capital and private equity investor. In addition, from January 2013 to April 2015, Mr. Cooper was initially Chief Operating Officer and then Chief Executive Officer of Addvocate Inc., an enterprise software startup company.  Mr. Cooper spent his early career as a management consultant prior to joining Oracle Corp. where he held various roles initially in Europe, where he ran advanced technology consulting, then in the U.S., where he ran worldwide business development and subsequently was Vice President of Corporate development and a managing director of the Oracle venture fund.

There are no arrangements or understandings between Mr. Campbell or Mr. Cooper and any other person or persons pursuant to which Mr. Campbell or Mr. Cooper was selected as a director of the Company. There are no current or proposed transactions in which Mr. Campbell or Mr. Cooper, or any member of the immediate family of either of Mr. Campbell or Mr. Cooper, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

2

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2018, the Company filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to effectuate a stock combination or reverse stock split, whereby the authorized shares of Common Stock of the Company was reduced from 100,000,000 shares to 4,000,000 shares and every 25 outstanding shares of Common Stock were converted into one share of Common Stock (the “Reverse Stock Split”). The Certificate became effective at 12:01 a.m. on September 11, 2018.

On July 25, 2018, the Company filed notification of the Reverse Split (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). On September 7, 2018, the Company received notice from FINRA that the Company’s reverse stock split application had been approved, and that the Common Stock would trade under the trading symbol “RSRTD”, effective on September 11, 2018, for 20 business days.

A copy of the Certificate is attached to this Report as Exhibit 3.1.

On September 12, 2018, the Board or Directors of the Company approved, and the Company filed with the Secretary of State of the State of Nevada, a Certificate of Designation pursuant to which 15,600,544 shares of the Company’s authorized preferred stock, par value $0.001 per share, were designated as Series A Preferred Stock. The Series A Preferred Stock has one vote per share, has other rights, including upon liquidation of the Company, identical to those of the Common Stock, and is automatically convertible into shares of Common Stock, initially on a one-for-one basis, upon any increase in the Company’s authorized but unissued shares of Common Stock to a number that will allow for the issued and outstanding shares of Series A Preferred Stock to be converted in full.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Change of RealSource Residential, Inc., incorporated by referenced to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated August 28, 2018.
3.2	Certificate of Designation of RealSource Residential, Inc.
10.1	Series A Preferred Stock Purchase Agreement dated as of September 12, 2018 among RealSource Residential, Inc., and the purchasers of Series A Preferred Stock listed therein.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALSOURCE RESIDENTIAL, INC.

Date: September 14, 2018	By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer

4